Exhibit 99.1

AMENDED AND RESTATED JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file this Schedule 13G jointly on behalf of each such party.

Date: May 1, 2026

Winder Pte. Ltd.

By:	/s/ Sharon Yam Kwai Ying
Name:	Sharon Yam Kwai Ying
Title:	Director

By:	/s/ Iqbal Jumabhoy
Name:	Iqbal Jumabhoy
Title:	Director

Winder Investment Anstalt

By:	/s/ Dr. Barbara Walch
Name:	Dr. Barbara Walch
Title:	Member of the board of directors

By:	/s/ Dr. Peter Prast
Name:	Dr. Peter Prast
Title:	Member of the board of directors

Winder Anstalt

By:	/s/ Dr. Barbara Walch
Name:	Dr. Barbara Walch
Title:	Member of the board of directors

By:	/s/ Dr. Peter Prast
Name:	Dr. Peter Prast
Title:	Member of the board of directors

Haldor Foundation

By:	/s/ Dr. Barbara Walch
Name:	Dr. Barbara Walch
Title:	Member of the foundation board

By:	/s/ Dr. Peter Prast
Name:	Dr. Peter Prast
Title:	Member of the foundation board

Freemont Capital Pte Ltd

By:	/s/ Sharon Yam Kwai Ying
Name:	Sharon Yam Kwai Ying
Title:	Director

By:	/s/ Iqbal Jumabhoy
Name:	Iqbal Jumabhoy
Title:	Director